SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [Í]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[Í]	Soliciting Material Pursuant to § 240.14a-12

Strategic Hotels & Resorts, Inc.

(Name of Registrant as Specified In Its Charter)

Orange Capital, LLC

Orange Capital Master I, Ltd.

David B. Johnson

Daniel Lewis

John D. Lyons

R. Mark Woodworth

Russell Hoffman

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On December 17, 2013, Orange Capital, LLC and its affiliates (collectively, "Orange Capital") issued a press release including the full text of a letter sent by Orange Capital to the Lead Independent Director of Strategic Hotels & Resorts, Inc. (the "Company") expressing its shock and outrage that the Company sold the Four Seasons Punta Mita Resort and a 48 acre adjacent land parcel to Cascade Investment, LLC in a non-marketed, exclusively negotiated sale process. A copy of the press release containing the full text of the letter is filed herewith as Exhibit 1.